UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2018

SUMMER ENERGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35496	20-2722022
(Commission File Number)	(I.R.S. The Company Identification No.)

5847 San Felipe Street #3700

Houston, Texas 77057

(Address of principal executive offices)

(713) 375-2790

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement

Item 3.02Unregistered Sales of Equity Securities

Item 5.02  Departure or Directors or Principal Officers, Election of Directors, Appointment of Principal Officers

Stock Purchase Transaction

On April 13, 2018, Summer Energy Holdings, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with LaRose Holdings, LLLP, a Delaware limited liability limited partnership (the “Investor”). Pursuant to the terms of the SPA, the Company agreed to issue to the Investor two million (2,000,000) shares of the Company’s common stock, par value $0.001 per share (the “Shares”). The purchase price for the Shares was three million dollars ($3,000,000).  Pursuant to the terms of the SPA, the Company agreed that Al LaRose, Jr. would be duly appointed to the Company’s board of directors as a Class I Director, to serve until the 2019 annual meeting of the Company’s stockholders, at which point Mr. LaRose will become subject to the Company’s customary director election procedure.

Contemporaneous with the execution of the SPA, the Company and the Investor entered into a Registration Rights Agreement (“RRA”).  Pursuant to the terms of the RRA, the Company has agreed to provide certain piggyback registration rights regarding the Shares under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and applicable state securities laws.

The foregoing summaries of the SPA and the RRA do not purport to be complete, and are qualified in their entirety by reference to the full text of the SPA and the RRA which are filed as exhibits hereto.

The securities offered and sold by the Company to the Investor have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The issuance of the Shares under the SPA was made in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provisions of Rule 506(b) of Regulation D based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the Investor, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities.

Appointment of Al LaRose, Jr. as a Class I Director

In connection with the SPA, on April 13, 2018, Al LaRose, Jr. was appointed to fill a newly created seat on the Company’s board of directors as a Class I Director, to serve until the 2019 annual meeting of the Company’s stockholders, at which point Mr. LaRose will become subject to the Company’s customary director election procedure. Mr. LaRose’s committee assignments have not yet been determined.

Other than the SPA between Mr. LaRose and the Company, there is no arrangement or understanding between Mr. LaRose and any other persons pursuant to which Mr. LaRose was selected as a director. Other than the SPA between Mr. LaRose and the Company, Mr. LaRose has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. It is anticipated that the Company will enter into an indemnification agreement with Mr. LaRose on substantially the same terms as for the Company’s other directors that obligates the Company to indemnify Mr. LaRose in his capacity as a director of the Company.

Item 9.01  Financial Statements and Exhibits.

(d)Exhibits

Exhibit	Description
10.1	Securities Purchase Agreement dated April 13, 2018
10.2	Registration Rights Agreement dated April 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2018

SUMMER ENERGY HOLDINGS, INC.

By:/s/ Jaleea P. George

Name: Jaleea P. George

Title: Chief Financial Officer